UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025
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ALTO NEUROSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-41944	83-4210124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro St, Suite 450, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 200-0412
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ANRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Repricing of Designated Underwater Options

On July 3, 2025, the Board of Directors (the “Board”) of Alto Neuroscience, Inc. (the “Company”) approved an option repricing, which was effective at the close of market on July 3, 2025 (the “Effective Date”). The repricing generally applies to options to purchase shares of the Company’s common stock that: (i) were granted under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) and the Company's 2024 Equity Incentive Plan (the “2024 Plan”, and together with the 2019 Plan the "Plans"); (ii) as of the Effective Date, are held by the Company’s then-current employees and consultants (each, an “Eligible Participant”); and (iii) have an exercise price per share greater than $2.35 (the “Eligible Options”). The Eligible Options include underwater options held by each of Dr. Amit Etkin, the Company’s President and Chief Executive Officer (options to purchase 719,910 shares with original exercise prices ranging from $4.20 to $14.88), Nicholas Smith, the Company’s Chief Financial Officer and Chief Business Officer (options to purchase 506,124 shares with original exercise prices ranging from $4.20 to $14.88) and Michael Hanley, the Company’s Chief Operating Officer (options to purchase 321,000 shares with original exercise prices ranging from $4.20 to $14.88). Options held by non-employee members of the Board are not eligible for the repricing.

As of the Effective Date, the Eligible Options were immediately repriced such that the exercise price per share for such options was reduced to $2.35 (the closing price of the Company’s common stock on the New York Stock Exchange on the Effective Date), subject to certain retention requirements outlined below. If an Eligible Participant exercises an Eligible Option in advance of the end of the relevant Retention Period (as defined below), such Eligible Participant will be required to pay a premium exercise price equal to the original exercise price per share of such Eligible Option. There will be no changes to the number of shares underlying the Eligible Options or to the vesting schedules or expiration dates of the Eligible Options.

In order to exercise the Eligible Options at the reduced exercise price, Eligible Participants are required to remain in service with the Company through the end of the relevant Retention Period (as hereinafter defined). The “Retention Period” begins on the Effective Date and ends on the earliest of the following: (i) the date 12 months following the Effective Date; (ii) a Change in Control (as defined in the applicable Plan) if the Eligible Option is not assumed or continued by the successor or acquiror entity (or its parent company) in such Change in Control or substituted for a similar award of the successor or acquiror entity (or its parent company); and (iii) the Eligible Participant’s Qualifying Termination (as hereinafter defined). A “Qualifying Termination” for purposes of the repricing means the applicable Eligible Participant’s termination of Continuous Service (as defined in the 2024 Plan) or termination of status as a Service Provider (as defined in the 2019 Plan), as applicable, (i) due to such individual’s death or Disability (as defined in the applicable Plan) or (ii) by the Company (or successor entity in a Change in Control) other than for Cause (as defined in the 2024 Plan).

The Board approved the repricing after extensive discussion, careful consideration of various alternatives and a review of other applicable factors with the advice of independent compensation consultant to the Compensation and Management Development Committee of the Board. The Board designed the repricing, with the original exercise price applicable during the Retention Period, to provide added incentive to retain and motivate the Eligible Participants to continue to work in the best interests of the Company and its stockholders without incurring the stock dilution resulting from significant additional equity grants or significant additional cash expenditures resulting from additional cash compensation. As of the date of approval of the repricing, nearly all of the stock options held by Company employees and consultants were “underwater,” with exercise prices exceeding the current market price of the Company’s common stock. The total number of shares underlying all Eligible Options is 4,225,763 shares. The Eligible Options have current exercise prices ranging from $2.44 to $16.00 per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTO NEUROSCIENCE, INC.

Dated: July 8, 2025	By:	/s/ Amit Etkin
Amit Etkin, M.D., Ph.D.
President and Chief Executive Officer